Exhibit 99.1

Harbin Electric Responds to Nasdaq Notification Letter on Audit Committee Requirements

Press Release
Source: Harbin Electric, Inc.
On Tuesday September 1, 2009, 2:00 pm EDT

Companies: Harbin Electric, Inc.

HARBIN, China, Sept. 1 /PRNewswire-Asia-FirstCall/ -- Harbin Electric, Inc. ("Harbin Electric" or the "Company", Nasdaq: HRBN), a leading developer and manufacturer of a wide array of electric motors in the People's Republic of China, today announced that it received a letter (the "Letter") from The Nasdaq Stock Market ("Nasdaq") on August 27, 2009, notifying the Company that as a result of Mr. Feng Bai's decision not to continue serving as a member of the Company's Board of Directors (the "Board") and as a member of the Audit Committee of the Company's Board, both effective immediately following the Company's 2009 Annual Meeting of Stockholders that was held on August 20, 2009 ("Annual Meeting"), that the Company no longer complies with Nasdaq's audit committee requirements.

Commenting on the receipt of the Letter, Mr. Tianfu Yang, Chairman and Chief Executive Officer of Harbin Electric, stated, "The Company and the Board are committed to strong corporate governance and compliance with listing rules. As soon as Mr. Feng Bai informed the Board of his decision not to continue serving as a member of the Board, the Board appointed Dr. Ching Chuen Chan to its Audit Committee to replace Mr. Feng Bai, effective August 20, 2009.

"The sudden death of Patrick McManus, who served as the chairman and financial expert of the Audit Committee of the Board, however, has deprived us of the presence of a 'financial expert' in our Audit Committee. We intend to remedy this situation in full respect of Nasdaq Listing Rule 5605. However, the Board will take the time needed to find an appropriate candidate who qualifies as a 'financial expert' and can guide our accounting and internal control process, as well as help further strengthen our credibility in the markets and move the Company to a higher level of professionalism and performance."

Chairman Yang added, "The Board has been very much saddened by Pat's untimely death. Pat joined our Board in 2005 when we had just become public in the US. We had great ambitions but were unknown to the markets and like many small Chinese companies had little credibility. For more than 4 years Pat provided the Company with invaluable advice, especially as Chairman of our Audit Committee. Today we are strong and highly respected and we believe that we will have an even brighter future. Pat's great interest in China and his passion for Harbin Electric are a big part of our success."

Nasdaq Listing Rule 5605 (the "Rule") requires that the Company have a three member audit committee composed entirely of independent directors, at least one of whom has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

On June 25, 2009, the Board approved the appointment of Dr. Ching Chuen Chan, an independent director of the Company, to serve, as a member of its Audit Committee and its Compensation Committee to replace Mr. Feng Bai, effective August 20, 2009, the date of the Annual Meeting. The Company previously disclosed the appointment of Dr. Chan to these committees in its Proxy Statement dated July 9, 2009 for the Annual Meeting.

On July 14, 2009, the Company filed a Supplement to its Proxy Statement stating that on July 10, 2009, Mr. Patrick McManus, one of the nominees for election to the Company's Board named in the Proxy Statement, passed away, and consequently, would no longer be a nominee for election to the Board. Before his death, Mr. McManus served as the chairman and financial expert of the Audit Committee and a member of the Company's Compensation, Nominating and Corporate Governance Committees. The Company previously notified Nasdaq of the death of Mr. McManus and indicated that it intends to fill the vacancy of the financial expert on its Audit Committee no later than 180 days following the date of the death of Mr. McManus.

On August 31, 2009, the Company's Board approved the appointment of Mr. Yunyue Ye, an independent director of the Company, to serve as a member of its Audit Committee, and of its Compensation, Nominating and Corporate Governance Committees to replace Mr. McManus. The Company's Audit Committee now consists of three members, each of whom is an "independent director", although no member of the Audit Committee is a "financial expert". The Company's Board continues to be comprised of a majority of independent directors.

About Harbin Electric, Inc.

Harbin Electric, headquartered in Harbin, China, is a leading developer and manufacturer of a wide array of electric motors with a focus on innovative, customized and value-added products. Its major product lines include linear motors, automobile specialty micro-motors, and industrial rotary motors. The Company's products are purchased by a broad range of domestic and international customers, including those involved in oil services, factory automation, food processing, packaging, transportation, automobile, medical devices, machinery and tool manufacturing, petrochemical, as well as in the metallurgical and mining industries.

Harbin Electric has built a strong research and development capability by recruiting talent worldwide and through collaborations with top scientific institutions. The Company owns numerous patents in China and has developed award-winning products for its customers. Through its U.S. and China-based subsidiaries, the Company operates three manufacturing facilities in China located in Harbin, Weihai, and Shanghai with a total of approximately 1,800 employees. Each of the three manufacturing facilities is dedicated to a specific product line and is equipped with state-of-the-art production equipment and quality control systems.

As China continues to grow its industrial base, Harbin Electric aspires to be a pioneer in leading the industrialization and technology transformation of the Chinese manufacturing sector. To learn more about Harbin Electric, visit http://www.harbinelectric.com ..

Safe Harbor Statement

The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the year ended December 31, 2008. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may, "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

    For investor and media inquiries, please contact:

    In China
     Harbin Electric, Inc.
     Tel:   +86-451-8611-6757
     Email: MainlandIR@Tech-full.com

    In the U.S.
     Christy Shue
     Harbin Electric, Inc.
     Executive VP, Finance & Investor Relations
     Tel:   +1-631-312-8612
     Email: cshue@HarbinElectric.com

     Kathy Li
     Christensen Investor Relations
     Tel:   +1-212-618-1987
     Email: kli@christensenir.com